Registration No. 333-_________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ZONES, INC.
               (Exact name of Company as specified in its charter)

            Washington                                  91-1431984
   (State or other jurisdiction            (I.R.S. employer identification no.)
of incorporation or organization)

                         1102 15th Street SW, Suite 102
                            Auburn, Washington 98001
                         -------------------------------
                         (Address of principal executive
                               offices) (Zip code)

                                  ZONES, INC.
                           2003 EQUITY INCENTIVE PLAN
                          ----------------------------
                            (Full title of the plan)

                   Ronald P. McFadden, Senior Vice President,
                      Chief Financial Officer and Secretary
                                   Zones, Inc.
                         1102 15th Street SW, Suite 102
                            Auburn, Washington 98001
                   -------------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  253.205.3000.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


                                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum       Proposed maximum
 Title of Securities to        Amount to be          offering price       aggregate offering          Amount of
     be registered 1            registered              per share 3              price 3           registration
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
2003 Equity Incentive Plan
Common Stock                    3,225,000                $1.16               $3,741,000.00             $302.65
Par Value $0.001

TOTALS                          3,225,000                                    $3,741,000.00             $302.65



1 The securities to be registered include options and rights to acquire Common Stock.

2 Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction, plus an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan or plans described herein.

3 Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares under the 2003 Equity Incentive Plan, the $1.16 price is based upon the average of the high and low prices of the Common Stock on November 21, 2003, as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               -------------------------------------------------

Item 3.           Incorporation of Documents by Reference
                  ---------------------------------------

     Zones, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

                  (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on February 26, 2003.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company document referred to in (a) above.

                  (c) The description of the Company's Common Stock contained its Registration Statement filed on Form 8-A with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities
                  ------------------------

                  The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel
                  --------------------------------------

                  Inapplicable.


Item 6.           Indemnification of Directors and Officers
                  -----------------------------------------

                  Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Article VI,
Section 6.5.1, of the Company's Restated Articles of Incorporation and Article X of the Company's Amended and Restated Bylaws provide for indemnification of the Company's directors, officers, employees and agents to the maximum extent permitted by Washington law.

The Company has entered into agreements with its Chief Executive Officer and all of its directors to indemnify them against certain claims and liabilities arising out of their service as officers and directors, as applicable, and to advance expenses to defend claims subject to indemnification. The directors and officers of the Company also may be indemnified against liability they may incur for serving in that capacity pursuant to one or more liability insurance policies maintained by the Company for such purpose. The Company currently maintains a policy of directors' and officers' liability insurance with an aggregate coverage limit of $5,000,000.

                  Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VI, Section 6.6, of the Company's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Company and its shareholders. In addition, the Company has agreed to release the directors from certain liabilities to the Company that would otherwise arise out of their service as directors.


Item 7.           Exemption From Registration Claimed
                  -----------------------------------

                  Inapplicable.

Item 8.           Exhibits
                  --------

                  See Exhibit Index.

Item 9.           Undertakings
                  ------------

                  The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii) To include any material information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn, State of Washington, on November 12, 2003.


                                   ZONES, INC.

                                By:        /s/ RONALD P. MCFADDEN
                                   ------------------------------
                                    Ronald P. McFadden,
                                    Senior Vice President, Chief Financial
                                    Officer, and Secretary

                        SIGNATURES AND POWER OF ATTORNEY
                        --------------------------------

         The officers and directors of Zones, Inc. whose signatures appear below, hereby constitute and appoint Firoz H. Lalji and Ronald P. McFadden and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 12, 2003.

                Signature                              Title




/s/ FIROZ LALJI                  Chairman of the Board, Chief Executive Officer
---------------------------      and Director
Firoz Lalji                      (Principal Executive Officer)


/s/ RONALD P. MCFADDEN           Senior Vice President, Chief Financial Officer,
---------------------------      and Secretary
Ronald P. McFadden               (Principal Financial and Accounting Officer)

/s/ KATHLEEN S. PUSHOR            Director
---------------------------
Kathleen S. Pushor


/s/ JOHN H. BAUER                 Director
---------------------------
John H. Bauer


/s/ RICHARD E. CARTER             Director
---------------------------
Richard E. Carter


/s/ JOHN T. CARLETON              Director
----------------------------
John T. Carleton

                                  EXHIBIT INDEX
                                  -------------


4.1 Restated Articles of Incorporation of the Company, as amended, are incorporated by reference to Exhibit 3.1 and 3.2 to the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2003.

4.2 Articles of Amendment to the Company's Articles of Incorporation, filed with the Washington Secretary of State on May 21, 1997.

4.3 Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.3 to the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2003.

5         Opinion of Legal Counsel

23.1      Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5)
23.2      Consent of PricewaterhouseCoopers LLP

24 Power of Attorney (included on signature page to this registration statement)